Strategic Partners Asset Allocation Funds
For the fiscal year ended 7/31/02
File number 811-08915


SUB-ITEM 77D
Policies With Respect to Security Investment

STRATEGIC PARTNERS ASSET ALLOCATION FUNDS
STRATEGIC PARTNERS OPPORTUNITY FUNDS
STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Supplement dated April 11, 2002 to the
statements of additional information (each an SAI) dated as shown below. Add the following at the end of the SAI section entitled "Purchase, Redemption and Pricing of Fund Shares Waiver of Initial Sales Charge Class C Shares." This information supersedes that contained in the SAI supplement dated March 25, 2002.
Limited Offer. For a limited time that began March 25, 2002, investors could purchase Class C shares of Funds within the Strategic Partners mutual fund family without an initial sales charge. For each Strategic Partners Fund, the Limited Offer is expected to continue until the earlier of April 23, 2002 or the date that the aggregate amount of Class C shares sold pursuant to the Limited Offer amounts to approximately $100 million. Of this amount, approximately $70 million is available to investors who acquire Class C shares through affiliates of Prudential Financial, Inc. (Prudential) and approximately $30 million is available to investors who acquire Class C shares through broker dealers, investment advisers and financial planners that are not affiliated with Prudential. The Limited Offer period may be shortened or extended at the Funds' discretion.







The information in this supplement relates to the following
SAIs:

Fund Name
D
a
t
e

o
f

S
A
I
Strategic Partners Asset Allocation Funds
O
c
t
o
b
e
r

1
,

2
0
0
1
Strategic Partners Conservative Growth
Fund

Strategic Partners Moderate Growth Fund

Strategic Partners High Growth Fund

Strategic Partners Opportunity Funds

Strategic Partners Focused Growth and
New Era Growth Funds
A
p
r
i
l

2
7
,

2
0
0
1
Strategic Partners Focused Value Fund
F
e
b
r
u
a
r
y

1
3
,

2
0
0
1
Strategic Partners Style Specific Funds
O
c
t
o
b
e
r

1
,

2
0
0
1
Strategic Partners Large Capitalization
Growth Fund

Strategic Partners Large Capitalization
Value Fund

Strategic Partners Small Capitalization
Growth Fund

Strategic Partners Small Capitalization
Value Fund

Strategic Partners International Equity
Fund

Strategic Partners Total Return Bond
Fund


MFSP2002C3

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